UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 16, 2014

Value Line, Inc.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

485 Lexington Avenue
New York, New York
(Address of Principal Executive Offices)

10017

(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 16, 2014, the annual meeting of the shareholders of Value Line was held to consider three proposals. Final votes have been tabulated and reported by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent. Details of the voting are provided below:

Proposal 1:

To elect the following nominees as Directors of the Company.

	Votes For	Withheld
Howard A. Brecher	9,178,688	239,692
Stephen R. Anastasio	9,178,713	239,667
Mary Bernstein	9,178,688	239,692
William Reed	9,412,064	6,316
Alfred Fiore	9,412,039	6,341
Stephen Davis	9,412,064	6,316
Glenn J. Muenzer	9,285,720	132,660

Proposal 2: Advisory vote on executive compensation, commonly referred to as “say-on-pay”	Votes For 9,317,711	Votes Against 13,864	Abstentions 86,804	Broker Non-Vote 0

Proposal 3: Advisory vote on frequency of future stockholder advisory votes on executive compensation “say when-on-pay”	Every 1 Year 571,168	Every 2 Years 3,191	Every 3 Years 8,758,036	Abstentions 85,094	Broker Non-Vote 891

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: September 16, 2014	By:	/s/ Howard A. Brecher
Howard A. Brecher Chairman & Chief Executive Officer